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                                                                     EXHIBIT 5.1


                        [LETTERHEAD OF ALSTON & BIRD LLP]

                                   May 2, 2002


IRT Property Company
200 Galleria Parkway, Suite 1400
Atlanta, Georgia  30339

         Re:      Registration Statement on Form S-3 (No. 333-53638)

Ladies and Gentlemen:

         We have acted as counsel to IRT Property Company, a Georgia corporation (the "Company") in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Securities Act"), up to $300 million of the Company's debt and equity securities. The Company presently intends to use the Registration Statement to issue and sell up to 3,450,000 shares (the "Shares") of its common stock, par value $1.00 per share (the "Common Stock") pursuant to and in accordance with the terms of the Underwriting Agreement, dated as of April 29, 2002 (the "Underwriting Agreement"), by and among the Company and Salomon Smith Barney Inc., as representatives (the "Representatives") of the several underwriters (the "Underwriters") named in Schedule II thereto.

         We have examined the Company's Articles of Incorporation and By-laws, each as amended and/or restated, records of proceedings of the Company's Board of Directors, or committees thereof, deemed by us to be relevant to this opinion letter, the Underwriting Agreement, the Registration Statement, as amended, the Prospectus Supplement dated April 29, 2002 and the accompanying Prospectus dated January 23, 2001 as included in the Company's filing on April 30, 2002 with the Commission under Rule 424(b)(5), and other agreements and documents we deemed necessary for the purpose of expressing the opinions set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

         As to certain factual matters relevant to this opinion letter, we have relied upon the accuracy of representations and warranties, and the performance of covenants, in the Underwriting Agreement by the parties thereto, certificates and statements of officers of the Company and certificates of public officials. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and,

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accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

         Our opinion set forth below is limited to the laws of the State of Georgia, and we do not express any opinion herein concerning any other laws.

         This opinion is provided to the Company and the Securities and Exchange Commission for their use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon by any other person or for any other purpose without our express written consent. The only opinion rendered by us consists of those matters set forth in the immediately following paragraph, and no opinion may be implied or inferred beyond the opinion expressly stated.

         Based on the foregoing, it is our opinion that, upon issuance and delivery of the Shares against payment therefor as provided in the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus Supplement constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.


                                            ALSTON & BIRD LLP


                                            By:      /s/ Ralph F. MacDonald, III
                                                 -------------------------------
                                                     Ralph F. MacDonald, III
                                                     A Partner